Exhibit 99.1

Concur Reports Strong Results for First Quarter of Fiscal 2013

REDMOND, Wash., Jan. 30, 2013 /PRNewswire/ -- Concur (Nasdaq: CNQR) today reported financial results for its first quarter ended December 31, 2012.

Concur reported total revenue for the first quarter of fiscal 2013 of $122.8 million, up 22% from the year-ago quarter and up 4% from the prior quarter. Fiscal 2013 first quarter non-GAAP pretax income was $17.2 million, or $0.30 per share.

"We had a strong start to the year with solid financial results and continued progress against our strategic and operational objectives," said Steve Singh, Chairman and CEO of Concur. "The trend lines across the business are showing solid momentum – from small businesses to large enterprises, around the globe and across verticals. We expect to grow revenue 25% year-over-year for the full fiscal year, driven by these trends and the strong demand in our core business."

Singh continued, "Our federal government business is off to a strong start with our first agency signings, which in combination with the continued momentum in our private sector business provides the foundation for continued strong revenue growth in fiscal 2014 and the years ahead. Perhaps most importantly, we continue to build a sustainable foundation for growing Concur over the long term by executing against our vision for The Perfect Trip and driving the innovation curve in our industry through an open platform that dynamically responds to the needs of business travelers, the companies that they work for and the suppliers that serve them."

Financial Highlights

  Total revenue was $122.8 million for the first quarter of fiscal 2013, up 22% compared to the year-ago quarter, and up 4% sequentially.
  Non-GAAP pretax income was $17.2 million, or $0.30 per share, for the first quarter of fiscal 2013, compared to $17.9 million, or $0.32 per share, for the year-ago quarter. Please refer to "About Concur's Non-GAAP Financial Measures" below for an explanation of our non-GAAP financial measures used in this press release.
  Non-GAAP operating margin was 15.4% for the first quarter of fiscal 2013, compared to 20.0% for the year-ago quarter.
  GAAP cash flow from operations was $5.0 million for the first quarter of fiscal 2013.
  GAAP net loss attributable to Concur was $12.0 million, or $0.22 net loss per share, for the first quarter of fiscal 2013, compared to $0.9 million, or $0.02 net loss per share, for the year-ago quarter.

Recent Business Highlights

  Concur is revolutionizing the corporate travel industry by continuing to drive innovation for travelers, businesses and suppliers to fuel The Perfect Trip™. Recent highlights delivered against this vision – supported by The Concur® T&E Cloud, Concur® Open Booking and Concur® Big Data – include:
    A new partnership with Replicon – leveraging Concur's open platform integration – that enables companies to seamlessly integrate their Concur travel and expense management solution with Replicon's innovative cloud-based time-tracking software. This now gives customers a unified solution that provides real-time insight into their time-related cost and expense data to better manage business results.
    As part of its continued expansion and commitment to its customers in local markets, Concur opened a new European datacenter with fully virtualized facilities in both the Netherlands and France.  This initiative represents a significant investment in state-of-the-art infrastructure and will allow Concur to better serve its growing client base within EMEA and host data in the most secure and environmentally friendly manner.
    An increasing number of clients turned to Concur to help them connect their financial management, HR, CRM and other industry-specific solutions using Concur Web services and open APIs for real-time data integration.
  Concur continued to extend its leadership position in travel and expense management, adding a significant number of new clients globally. The Company continued to see strong demand within its core enterprise customer segment and to experience rapid growth in the SMB market and emerging international markets as these businesses look to capitalize on the benefits of an integrated travel and expense management solution.
  Concur began actively selling travel and expense management services to U.S. government agencies as the sole provider to power the U.S. General Services Administration (GSA) E-Gov Travel Service 2 (ETS2) for managing online bookings, travel authorizations and voucher processing.  The first agencies have signed contracts with Concur as it begins supporting the GSA to help federal agencies realize the cost savings, compliance benefits, and reporting capabilities that arise from using an integrated travel and expense service.
  Concur launched the Concur Perfect Trip Fund, representing $150 million in capital allocated specifically to invest in and nurture emerging companies in the T&E Cloud. Through the Concur Perfect Trip Fund, Concur is building and supporting a vibrant community of emerging T&E sector companies and helping to accelerate their growth.
    During the quarter, Concur made new investments in Nor1, a leading provider of data-driven pricing and merchandising solutions to maximize revenues for hotels and resorts worldwide, and Evature, developer of an Expert Virtual Agent (EVA) which provides natural-language search capabilities for online travel.  Concur also expanded its investment in hotel metasearch engine Room 77.
  Concur extended and expanded its multi-year agreement with American Express Global Commercial Card business, continuing a successful relationship under which American Express promotes Concur's solutions to its clients.
  Concur president and COO Rajeev Singh was listed by Business Travel News as one of the Most Influential Travel Industry Executives of 2012.
  Concur was selected to Deloitte's 2012 North America Technology Fast 500, recognizing the fastest growing companies in North America based on percentage of fiscal year revenue growth from 2007 to 2011.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to "About Concur's Non-GAAP Financial Measures" below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

  Concur expects revenue for the second quarter of fiscal 2013 to grow approximately 19% year-over-year from the second quarter of fiscal 2012. For the second quarter of fiscal 2013, Concur expects non-GAAP pretax income per share to be $0.24.  Non-GAAP pretax income excludes the effects of non-cash related items such as share-based compensation expenses, amortization of intangible assets, and the accretion of the discount on our senior convertible notes.  It also excludes the non-cash accounting implications and cash fees and expenses of acquisitions and other related strategic activity in which the Company may deploy capital.
  Concur expects fiscal 2013 revenue to grow approximately 25% year-over-year from fiscal 2012.
  Concur expects fiscal 2013 non-GAAP pretax income per share to be at least $1.40.
  Concur expects fiscal 2013 non-GAAP operating margin to be approximately 16% to 19%.
  Concur expects cash flows from operations in fiscal 2013 to be at least $80 million, excluding the TripIt contingent consideration settlement, excess tax benefits from share-based compensation, and acquisition and other related costs. The Company expects capital expenditures to be slightly greater than typical range of 6% to 8% of fiscal 2013 revenue.

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur's current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties in connection with recent business and asset acquisitions, including achievement of the anticipated benefits of these acquisitions or the broader integration of such businesses with Concur; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of our computer networks and hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing and investment activities.

Please refer to the Company's public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,

	2012	2011

Revenue	$ 122,798	$ 100,384

Expenses:
Cost of operations	34,996	28,970
Sales and marketing	54,942	40,345
Systems development and programming	14,227	9,723
General and administrative	19,632	15,167
Revaluation of contingent consideration	2,809	(2,439)
Amortization of intangible assets	4,464	3,965

Total expenses	131,070	95,731

Operating income (loss)	(8,272)	4,653

Other income (expense):
Interest income	554	482
Interest expense	(4,968)	(4,755)
Loss from equity investments	(601)	(496)
Other, net	(88)	(478)
Total other expense	(5,103)	(5,247)

Loss before income tax	(13,375)	(594)

Income tax expense (benefit)	(1,057)	353

Consolidated net loss	(12,318)	(947)

Less: Loss attributable to noncontrolling interest	286	79

Net loss attributable to Concur	$ (12,032)	$ (868)

Net loss per share attributable to Concur common stockholders:
Basic	$ (0.22)	$ (0.02)
Diluted	(0.22)	(0.02)

Weighted average shares used in computing net loss per share:
Basic	55,082	54,096
Diluted	55,082	54,096

Concur Technologies, Inc.
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	December 31,	September 30,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$ 232,252	$ 302,274
Short-term investments	252,345	201,062
Accounts receivable, net of allowance of $1,360 and $1,507	84,525	86,591
Deferred tax assets	8,512	12,929
Deferred costs and other assets	47,533	47,312
Total current assets	625,167	650,168
Non-current assets:
Property and equipment, net	60,970	57,391
Investments	81,838	65,621
Deferred costs and other assets	41,406	42,650
Intangible assets, net	101,608	105,895
Deferred tax assets	23,916	17,657
Goodwill	282,746	281,892
Total assets	$ 1,217,651	$ 1,221,274

Liabilities and equity
Current liabilities:
Accounts payable	$ 10,436	$ 12,674
Customer funding liabilities	32,243	29,239
Accrued compensation	16,860	31,261
Acquisition-related liabilities	4,523	4,488
Acquisition-related contingent consideration	27,056	22,692
Other accrued expenses and liabilities	25,456	32,035
Deferred revenues	70,521	69,838
Senior convertible notes, net	-	251,607
Total current liabilities	187,095	453,834
Non-current liabilities:
Senior convertible notes, net	254,779	-
Deferred rent and other long-term liabilities	727	634
Deferred revenues	17,834	17,578
Tax liabilities	8,225	8,155
Total liabilities	468,660	480,201

Equity:
Concur stockholders' equity:
Common stock, $0.001 par value per share	55	55
Authorized shares: 195,000
Shares issued and outstanding: 55,110 and 55,058
Additional paid-in capital	880,799	861,301
Accumulated deficit	(129,317)	(117,285)
Accumulated other comprehensive loss	(2,802)	(3,579)
Total Concur stockholders' equity	748,735	740,492
Noncontrolling interest	256	581
Total equity	748,991	741,073
Total liabilities and equity	$ 1,217,651	$ 1,221,274

Concur Technologies, Inc
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,

Operating activities:	2012	2011
Consolidated net loss	$ (12,318)	$ (947)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Amortization of intangible assets	4,464	3,965
Depreciation and amortization of property and equipment	6,621	5,296
Accretion of discount and issuance costs on notes	3,172	2,958
Share-based compensation	17,729	11,714
Revaluation of contingent consideration	2,809	(2,439)
Deferred income taxes	(1,631)	84
Excess tax benefits from share-based compensation	(146)	(36)
Loss from equity investments	601	496
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	2,261	(4,131)
Deferred costs and other assets	1,414	(1,022)
Accounts payable	(1,237)	602
Accrued liabilities	(19,385)	(12,530)
Deferred revenues	695	2,347
Net cash provided by operating activities	5,049	6,357

Investing activities:
Purchases of investments	(127,508)	(122,250)
Maturities of investments	76,344	86,306
Increase (decrease) in customer funding liabilities, net of changes in restricted cash	2,989	(11,030)
Investment in and loans to unconsolidated affiliates	(17,326)	(6,864)
Capital expenditures	(10,534)	(7,550)
Payments for acquisitions, net of cash acquired	-	(67,460)
Net cash used in investing activities	(76,035)	(128,848)

Financing activities:
Payments on repurchase of common stock	(201)	(598)
Net proceeds from share-based equity award activity	563	642
Proceeds from employee stock purchase plan activity	656	533
Minimum tax withholding on restricted stock awards	(96)	(116)
Excess tax benefits from share-based compensation	146	36
Net cash provided by financing activities	1,068	497
Effect of foreign currency exchange rate changes on cash and cash equivalents	(104)	(275)
Net decrease in cash and cash equivalents	(70,022)	(122,269)
Cash and cash equivalents at beginning of period	302,274	370,157
Cash and cash equivalents at end of period	$ 232,252	$ 247,888

Concur Technologies, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share and margin data)
(Unaudited)

	Three Months Ended December 31,

	2012	2011

Operating income (loss):
Operating income (loss)	$ (8,272)	$ 4,653
Income (loss) from operations as a % of total revenue (operating margin)	(6.7%)	4.6%
Add back:
Share-based compensation	17,729	11,714
Amortization of intangibles	4,464	3,965
Acquisition and other related costs	299	145
Revaluation of contingent consideration	2,809	(2,439)
Contingent consideration (included in compensation expense)	1,555	1,915
Noncontrolling interest joint venture	286	79
Non-GAAP operating income	$ 18,870	$ 20,032
Non-GAAP operating income as a % of total revenue (non-GAAP operating margin)	15.4%	20.0%

Net income (loss) attributable to Concur:
Net loss attributable to Concur	$ (12,032)	$ (868)
Add back:
Share-based compensation	17,729	11,714
Amortization of intangibles	4,464	3,965
Acquisition and other related costs	299	145
Revaluation of contingent consideration	2,809	(2,439)
Contingent consideration (included in compensation expense)	1,555	1,915
Loss from equity investments	601	496
Accretion of notes discount	2,846	2,647
Income tax expense (benefit)	(1,057)	353
Non-GAAP pretax income attributable to Concur	$ 17,214	$ 17,928

Diluted net income (loss) per share attributable to Concur:
Diluted net loss per share attributable to Concur	$ (0.22)	$ (0.02)
Add back:
Share-based compensation	0.31	0.21
Amortization of intangibles	0.08	0.07
Acquisition and other related costs	0.01	-
Revaluation of contingent consideration	0.05	(0.04)
Contingent consideration (included in compensation expense)	0.03	0.03
Loss from equity investments	0.01	0.01
Accretion of notes discount	0.05	0.05
Income tax expense (benefit)	(0.02)	0.01
Non-GAAP pretax diluted income per share attributable to Concur	$ 0.30	$ 0.32

Shares used in calculation of GAAP and non-GAAP income (loss) per share attributable to Concur:
GAAP basic shares	55,082	54,096

GAAP diluted shares	55,082	54,096
Adjustment for unvested share-based awards	2,359	1,933
Non-GAAP diluted shares	57,441	56,029

Concur Technologies, Inc.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands, except per share and margin data)
(Unaudited)
	Three Months Ended December 31,

	2012	2011
Non-GAAP operating expense:
Cost of operations	$ 32,329	$ 27,352
Sales and marketing	45,005	32,456
Systems development and programming	12,090	8,297
General and administrative	14,478	12,244
Total	$ 103,902	$ 80,349

Non-GAAP operating margin *	15.4%	20.0%

Non-GAAP pretax diluted income per share attributable to Concur *	$ 0.30	$ 0.32

	Three Months Ended December 31,

	2012	2011
Cost of operations	$ 34,996	$ 28,970
Less:
Share-based compensation	2,569	1,595
Acquisition and other related costs	1	2
Noncontrolling interest joint venture	97	21
Non-GAAP cost of operations	$ 32,329	$ 27,352

Sales and marketing	$ 54,942	$ 40,345
Less:
Share-based compensation	8,440	6,141
Contingent consideration (included in compensation expense)	1,406	1,731
Acquisition and other related costs	3	1
Noncontrolling interest joint venture	88	16
Non-GAAP sales and marketing	$ 45,005	$ 32,456

Systems development and programming	$ 14,227	$ 9,723
Less:
Share-based compensation	1,964	1,231
Contingent consideration (included in compensation expense)	149	184
Acquisition and other related costs	1	4
Noncontrolling interest joint venture	23	7
Non-GAAP systems development and programming	$ 12,090	$ 8,297

General and administrative	$ 19,632	$ 15,167
Less:
Share-based compensation	4,756	2,747
Acquisition and other related costs	294	138
Noncontrolling interest joint venture	104	38
Non-GAAP general and administrative	$ 14,478	$ 12,244

* Please refer to the reconciliation of GAAP to non-GAAP financial measures on previous page.

CONCUR TECHNOLOGIES, INC.

About Concur's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP").

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur's non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur's management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur's operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income, non-GAAP operating margin, non-GAAP operating expense, non-GAAP pretax income, non-GAAP cost of operations, non-GAAP sales and marketing expenses, non-GAAP systems development and programming expenses, non-GAAP general and administrative expenses, non-GAAP diluted shares, and non-GAAP diluted pretax income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

  Share-based compensation. Concur's non-GAAP financial measures exclude share-based compensation, which consists of expenses for restricted stock units ("RSU"). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods.
  Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets such as customer relationships and technology. Concur excludes these items from its non-GAAP financial measures because they are typically static expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.
  Acquisition and other related costs. Concur excludes the effects of acquisition and other related costs from its non-GAAP financial measures. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital. Such expenses are incurred in connection with our acquisitions and other strategic investments, which generally would not have otherwise been incurred in the periods presented as a part of our continuing operations. Concur also believes it is useful for investors to understand the effects of these items on our operations.
  Revaluation of contingent consideration. The authoritative guidance on business combinations requires contingent consideration to be recorded at fair value on the acquisition date. The authoritative guidance also requires that changes in the fair value of the contingent consideration subsequent to the acquisition date be recorded in the consolidated statements of operations.  Concur excludes from its non-GAAP financial measures the gains or losses from the fair value re-measurement of the contingent consideration in order to facilitate the comparison of post-acquisition operating results. Concur believes that it is useful for investors to understand the effects of these items on our operations.
  Contingent consideration (included in compensation expense). Concur's non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the potential cash payment to certain TripIt employees whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. The contingent cash payment that these employees are entitled to receive is part of the consideration that all TripIt shareholders received from Concur in exchange for their TripIt shares.  As the contingent payment is subject to continued employment, GAAP requires that it be accounted for as compensation expense and such expense is subject to revaluation similar to the above mentioned "revaluation of contingent consideration". Concur excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of post-acquisition operating results.
  Noncontrolling interest joint venture. Noncontrolling interest joint venture includes income or loss from operations attributable to our joint venture partner and is excluded from the calculation of non-GAAP operating income because it is unrelated to our ownership in the venture.
  Loss from equity investments. For investments under the equity method, Concur records its proportionate share of investee income or loss, including adjustments to recognize certain differences between carrying value and Concur's equity in net assets of the investee at the date of investment, impairments, and other adjustments required by the equity method. Concur's non-GAAP financial measures excludes the equity method adjustments from GAAP income because they are unrelated to our ongoing operations and are significantly impacted by factors outside our direct control.
  Accretion of note discount. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the note discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.
  Income tax expense (benefit). Concur excludes this expense (benefit) from certain non-GAAP financial measures primarily because it is largely a non-cash expense (benefit) that Concur does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.

Further, in the calculation of non-GAAP pretax income per share:

  Non-GAAP pretax income is calculated by excluding the impacts of the non-GAAP adjustments described above.
  Non-GAAP diluted shares are calculated by including the anti-dilutive impact of options to purchase shares of our own stock, which reduces the potential economic dilution upon conversion of our senior convertible notes. Under GAAP, the anti-dilutive impact of such call options ("Senior Convertible Notes Hedge") is not reflected in diluted shares. Concur includes the anti-dilutive impact of the Senior Convertible Notes Hedge, if any, in non-GAAP diluted shares because it is useful for investors to understand their economic effects.
  The dilutive effect of all unvested share-based awards, if any, are included in the calculation of non-GAAP pretax income per share.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

  Concur's management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP operating expense, non-GAAP pretax income and non-GAAP diluted pretax income per share in internal reports used by management in monitoring and making decisions regarding Concur's business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur's Board of Directors. Concur also uses non-GAAP pretax diluted income per share as a measure to determine executive cash incentive compensation.
  Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense (benefit) are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP operating expense, non-GAAP diluted shares, non-GAAP pretax income and non-GAAP diluted pretax income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast because the magnitude of the charges depends upon the volume and timing of RSU grants. Excluding these amounts improves comparability of the performance of the business across periods.
  The principal limitation of Concur's non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.
  To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur's easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. In support of the mission to fuel The Perfect Trip™, Concur delivers continuous innovation through The Concur® T&E Cloud, the open platform that enables the entire ecosystem to build upon and extend applications, content and T&E data aggregated through Concur; Concur® Open Booking, which ensures fully integrated travel and expense for every trip – regardless of where it is booked; and Concur® Big Data, which leverages the industry's most comprehensive source of T&E data to provide enhanced value in accordance with their travel policies. Learn more at www.concur.com.

CONTACT: Investors, Todd Friedman, Concur, +1-415-401-1205, Todd.Friedman@concur.com; or Press, Kristin Prigmore, Weber Shandwick for Concur, +1-206-576-5551, kprigmore@webershandwick.com